Execution Version

MARKETING SERVICE GREEMENT

This Marketing Services Agreement (the "Agreement") is entered into as of June 1, 2008 by and among the following parties:

(a)	Beijing Hongteng Lianguang Advertising Co., Ltd. (北京鸿腾联广广告有限公司), a PRC company limited by shares ( “Party A”); and
(b)	Tianjin Yinse Lingdong Advertising Co., Ltd. (天津音色灵动广告有限公司) , a PRC company limited by shares (“Party B”).

Party A and Party B shall be collectively referred to as the “Parties” and each as a “Party”.

WHEREAS,
(1)
Party A, a domestic enterprise registered under the PRC laws, own various human resource with extensive experience and technologies in advertising marketing, customer support, technical, operational, business consulting and services.

(2)	Party B, a domestic company registered under the PRC laws, is engaging in advertising services.
(3)
Party B intend to retain Party A as the service provider to provide the above-mentioned services in connection with the advertising business and Party A agree to provide such services pursuant to the terms and conditions herein.

NOW THEREFORE, the Parties have reached the following agreements based on the principle of equal and mutual benefit:

1.	SERVICES
During the term of this Agreement and on the terms and conditions contained in this Agreement, Party A, as Party B’s service provider, agrees to render the following services to Party B (the “Services”).:
(1)	marketing consulting service;
(2)
design and execution of marketing development strategy, including, without limitation, organizing sales force and providing marketing support, client development as well as public relationship management;

(3)	advertisement production;
(4)	personnel secondment to meet human resource need of Party B on a temporary or fixed-term basis; and
(5)	Any other services related to the business of Party B as reasonably requested by Party B and agreed by Party A from time to time.

2.	PAYMENT FOR THE SERVICES
The fee for the Services is RMB105,000 per month and 15% of the sales revenue that actually received by Party B in such month (the “Service Fee”). The relevant Service Fee shall be payable on or prior to the 15th calendar day of each month. Party A may inspect the accounting materials of Party B to verify the actual sales revenue, Party B shall actively Party A in this regard.

If the Parties have any dispute over the above-mentioned Service Fee, the Parties shall jointly check the accounts within 3 months following the dispute in order to resolve it through friendly consultation.

3.	DUTIES OF PARTIES
(1)	During the term of this Agreement, Party A agrees to provide the Services in due course and pursuant to the terms and conditions of this Agreement.
(2)	Party A agrees to bear all the cost associated with the provision of the Services.
(3)	Party A shall maintain sufficient experienced personnel to adequately meet the reasonable request of Party B on the Services from time to time.
(4)	Party B agrees to make all payments to Party A in due course pursuant to the terms and conditions of this Agreement.

4.	INDEMNITY
The Party shall indemnify and hold harmless the other Party from and against any loss, damage, obligation and cost arising out of this Agreement due to the breach of this Agreement by such Party.

5.	EFFECTIVE DATE AND TERM
This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is from April 1, 2008 to September 30, 2008.

6.	SETTLEMENT OF DISPUTES
(1)
Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation. If the dispute cannot be resolved within thirty (30) days following the date on which such notice is given, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other.

(2)
All disputes arising out of or in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing, which shall be conducted in accordance with CIETAC’s arbitration rules then in effect. The language of the arbitration shall be in Chinese. The arbitration award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

(3)	During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this Agreement other than the matter(s) in dispute.

7.	NO ASSIGNMENT
Neither of the Parties may assign any of its rights or obligations under this Agreement to any party without the prior written consent of the other Party.

8.	GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the PRC laws.

9.	NO THIRD PARTY BENEFICIARY
This agreement shall only be binding upon the Parties hereto and their respective permitted successors and transferees, without giving any beneficiary right to any third party.

10.	HEADINGS
The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation.

[SIGNATURE PAGES FOLLOW]

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

BEIJING HONGTENG LIANGUANG ADVERTISING CO., LTD.
(chop)
Signature: /S/ JU BAOCHUN
Name: JU BAOCHUN (巨宝春)
Title: LEGAL REPRESENTATIVE

TIANJIN YINSE LINGDONG ADVERTISING CO., LTD.
(chop)
Signature: /S/ JU BAOCHUN
Name: JU BAOCHUN (巨宝春)
Title: LEGAL REPRESENTATIVE

[THE SIGNATURE PAGE OF THE MARKETING SERVICE AGREEMENT]